SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    March 17, 2008

INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                                       Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03            MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

See the disclosures in Item 5.03 of this Report, which are incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On March 7, 2008, Interface, Inc. (“Interface” or the “Company”) entered into a Rights Agreement, dated as of March 7, 2008 with an effective date of March 17, 2008 (the “Agreement”), between the Company and Computershare Trust Company, N.A. (the “Rights Agent”).  As previously announced, the Agreement was approved by the Board of Directors on February 20, 2008 to succeed the Company’s previous rights agreement dated March 4, 1998 and effective as of March 16, 1998, which expired on March 17, 2008.

In connection with the effectiveness of the Agreement, the Company filed with the State of Georgia, on March 17, 2008, Articles of Restatement to the Company’s Restated Articles of Incorporation (the “Articles of Restatement”).  The Articles of Restatement amend the Company’s Articles of Incorporation to delete all references to the Series A Cumulative Convertible Preferred Stock and to reflect the changes to the Series B Participating Cumulative Preferred Stock Purchase Rights under the Agreement.  The Articles of Restatement were approved by the Board of Directors on February 20, 2008 and do not require shareholder approval.

For reference purposes, the 6,000,000 share limitation on the number of shares of the Company’s Class B Common Stock that may be issued and outstanding at any time appearing in Article V.C(5) of the Restated Articles of Incorporation should be adjusted to reflect any subdivision, split, stock dividend, recapitalization, reclassification or consolidation of such shares occurring after May 26, 1988, which is the date such limitation was initially added to the Articles.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

None.

(b)           Pro Forma Financial Information.

None.

(c)           Shell Company Transactions.

None.

(d)           Exhibits.

Exhibit No.	Description
3.1	Restated Articles of Incorporation, dated as of March 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.
By:	/s/ Raymond S. Willoch Raymond S. Willoch Senior Vice President
Date: March 17, 2008

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Articles of Incorporation, dated as of March 17, 2008.